UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 7.01 Regulation FD Disclosure.

On December 7, 2022, our financial staff completed inventory itemization and job costing and applied it to our financial systems for calendar year 2021 through November 30, 2022 and submitted the data to our audit firm. We notified the auditor that compilation of accurate data via QuickBooks for 2019-2020 would be completed by the close of business on December 8, 2022, and we did submit this information along with estimated restated 1Q22 - 2Q22 financial results. We are in the process of closing our books for the three months ended September 30, 2022. Our audit firm has indicated that the private company audit of our wholly owned subsidiary SMARTSolution Technologies L.P. (“SST”; calendar years 2020-2021 and January-February 2022) may be completed as early as the week of December 19, 2022, barring unforeseen holiday scheduling issues requiring a second partner approval. We continue to interview the SST private company audit firm and other auditors for our PCAOB public company audit, which, with our books now in order, we believe we can complete in January 2023 in order to regain SEC reporting compliance. There can be no assurances that unforeseen accounting issues will not further delay our financial reporting timeline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: December 9, 2022	By:	/s/ Vikram Grover
Vikram Grover